Skadden, Arps, Slate, Meagher.& From LLP
                     919 Third Avenue
                   New York, NY  10022



                                   August 21, 1998



US Airways Group, Inc.
2345 Crystal Drive
Arlington, Virginia  22227

          Re:  Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to US Airways
Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration state-ment on Form S-8 (the "Registration Statement"), relating to the issuance and sale of up to 5,920,000 shares (the
"Shares") of the common stock, par value $1.00 per share
(the "Common Stock"), of the Company issuable upon exer-cise of options and stock awards that have been or may be granted under the Company's 1997 Stock Incentive Plan, the Company's 1996 Stock Incentive Plan and the Company's
Nonemployee Director Stock Incentive Plan (collectively, the "Stock Option Plans").

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Stock Option Plans,
(iii) a specimen certificate evidencing the Common Stock,
(iv) the Certificate of Incorporation of the Company, as amended to date, (v) the By-Laws of the Company, as amended to date, (vi) certain resolutions of the Board of Directors of the Company relating to, among other things, the Stock Option Plans and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.





US Airways Group, Inc.
August 21, 1998
Page 2


          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the origi-nals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corpo-rate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon certificates, statements or representa-tions of officers and other representatives of the Compa-ny, public officials and others. In rendering the opin-ion set forth below, we have assumed that (i) the certif-icates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us and (ii) prior to the issuance of any Shares, the Company and the relevant op-tionee will have duly entered into award agreements
("Award Agreements") in accordance with the terms of the applicable Stock Option Plan.

          Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the General
Corporate Law of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Award Agreements, will be validly issued, fully paid and nonassessable.




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US Airways Group, Inc.
August 21, 1998
Page 3


          We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commis-sion") as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission thereunder.


                         Very truly yours,


                         /s/ Skadden, Arps, Slate,
                              Meagher & Flom LLP






























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